Exhibit 10.4

STOCKHOLDERS AGREEMENT

Among

DS HEALTHCARE GROUP, INC.

RADIANCY, INC.

PHOTOMEDEX TECHNOLOGIES, INC.

and

PHOTOMEDEX, INC.

Dated: ________ __, 2016

{

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), to be effective as of _______ [*], 2016 (the “Effective Date”) is made and entered into by and among (A) DS Healthcare Group, Inc., a Florida corporation (“DSKX” or the “Company”); (B) Photomedex, Inc., a Nevada corporation (“PHMD” or the “Stockholder”); (D) Radiancy, Inc. a Delaware corporation (“Radiancy”) and (E) Photomedex Technologies, Inc., a Delaware corporation (“Photo-Tech”).  The Company, the Stockholder, Radiancy and Photo-Tech are hereinafter sometimes individually referred to as a “Party” and collectively as the “Parties.”

I N T R O D U C T I O N:

This Agreement is being entered into by the Parties with reference to the following:

A.

Pursuant to (a) an Agreement and Plan of Merger and Reorganization, dated as of February 19, 2016, among the Company, PHMD Consumer Acquisition Corp., a Delaware corporation (“Merger Sub”), Radiancy and PHMD (the “Radiancy Merger Agreement”), and (b) a separate Agreement and Plan of Merger and Reorganization, dated as of February 19, 2016, among the Company, PHMD Professional Acquisition Corp., a Delaware corporation (“PPAC”), Photo-Tech and PHMD (the “Photo-Tech Merger Agreement” and together with the Radiancy Merger Agreement, the “Merger Agreements”), PHMD acquired 100% of the capital stock of Radiancy and its direct and indirect Foreign Subsidiaries (the “Radiancy Group”) and 100% of the capital stock of Photo-Tech .

B.

This Agreement has been entered into and executed by the Parties simultaneously with and as a condition to the closing of the purchase of the Purchased Assets under the Asset Purchase Agreement and the Merger pursuant to the Merger Agreement.

C.

The Parties hereto also desire to set forth (i) the terms of the ongoing relationship between PHMD and DSKX, (ii) the corporate governance of PHMD, (iii) the management  and operation of the Radiancy Group and Photo-Tech (collectively, the “Acquired Companies”), and (iii) to provide for certain rights and obligations in respect thereto as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the Parties hereto hereby agree as follows:

ARTICLE I
Certain Definitions

Section 1.1

Definitions.  Unless otherwise defined in this Agreement, all capitalized terms, when used herein, shall have the meanings ascribed to them in the Merger Agreements. In addition, the following terms shall have the following respective meanings:

“Acquired Companies” shall mean the collective reference to Radiancy, the Radiancy Group  and Photo-Tech.

“Acquired Companies Common Stock” shall mean the individual and collective reference to any authorized, issued or outstanding shares of Radiancy Common Stock or Photo-Tech

Common Stock or any other class or series of capital stock of Radiancy, any other member of the Radiancy Group or Photo-Tech, authorized, issued or outstanding.

 “Agreement” shall mean this Stockholder Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Articles of Incorporation” shall mean the Articles of Incorporation of DSKX and the Acquired Companies, as amended, restated, modified or supplemented in accordance with the terms hereof and pursuant to applicable Law.

 “Board of Directors” shall mean, as applicable, the Board of Directors of each of DSKX and the Acquired Companies, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the By-Laws and applicable law and duly authorized to make the relevant determination or take the relevant action.

“By-Laws” shall mean the By-Laws of the Acquired Companies, as amended and in effect on the date hereof and as hereafter further amended or restated in accordance with the terms hereof and pursuant to applicable Law.

“Common Stock” shall mean the collective reference to (a) any shares of DSKX Common Stock, and (b) any Acquired Companies Common Stock; provided, however, that, for the avoidance of doubt, the term “Common Stock” shall not mean or include any Merger Shares.

“Common Stock Equivalents” shall mean the collective reference to” (a) any warrants, options, convertible preferred stock (including shares of DSKX Series A Preferred Stock), convertible notes or other securities or rights issued or granted by DSKX entitling the holder(s) thereof to purchase or receive upon exercise or conversion of such securities or rights, shares of DSKX Common Stock (including DSKX Conversion Shares), or (b) any warrants, options, convertible preferred stock, convertible notes or other securities or rights issued or granted by either or both of the Acquired Companies entitling the holder(s) thereof to purchase or receive upon exercise or conversion of such securities or rights, shares of Common Stock of the Acquired Companies.

“Company” or “DSKX” shall mean DS Healthcare Group, Inc., a New York corporation.

“DSKX Common Stock” shall mean shares of voting common stock, $0.001 par value per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“DSKX Fully-Diluted Common Stock” shall mean at any point in time, the sum of (a) the issued and outstanding shares of DSKX Common Stock, plus (b) all issued and outstanding Common Stock Equivalents of DSKX.

“Effective Date” shall mean the “Closing Date”, and the subsequent “Effective Time” of the mergers contemplated by the Merger Agreements.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” shall mean any governmental regulatory or administrative body, governmental agency, governmental subdivision or authority, any court or judicial authority, any public, private or industry governmental regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any Law.

“Independent Director(s)” shall mean those members of the boards of directors of each of DSKX, Photomedex Technology, Radiancy and the other members of the Radiancy Group who are deemed to be qualified “independent directors” within the meaning of the Rules and Regulations established by the Nasdaq Stock Exchange.

“Law” shall mean any law, statute, regulation, constitution, ordinance, code, rule, order, decree, judgment, consent decree, charge, injunction, ruling, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Merger Agreements” shall have the meaning specified in the Introduction.

“Merger Shares” shall mean the collective reference to all (a) DSKX Photo-Tech Merger Shares issued and issuable under the Photomedex Technology Merger Agreement, and (b) the DSKX Series A Preferred Stock, and the DSKX Conversion Shares issued and issuable to PHMD under the terms of the Radiancy Merger Agreement.

“Merger Securities” shall mean the collective reference to the Merger Shares and the $4,500,000 principal amount DSKX Note.

“Permitted Transfer” shall have the meaning set forth in Section 4.1.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated the date hereof between DSKX and PHMD.

“Restricted Transfer” shall have the meaning specified in Section 4.4.

“Sale of Control” shall mean, as applicable:

(a) as to either or both of the Acquired Companies, the sale of all or substantially all of the assets or securities of either of the Acquired

Companies, whether by merger, consolidation, tender offer, sale of Acquired Companies Common Stock or sale of assets, to any Person who is not an Affiliate of DSKX in a transaction or series of transactions whereby the power to elect the board of directors of either or both of the Acquired Companies shall pass to such non-Affiliate Person or its Affiliates; or (b) as to DSKX, the sale of all or substantially all of the assets or securities of DSKX, whether by merger, consolidation, tender offer, sale of DSKX Common Stock or sale of assets, to any Person who is not an Affiliate of DSKX in a transaction or series of transactions whereby the power to elect the board of directors of DSKX shall pass to such non-Affiliate Person or its Affiliates.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Stockholder” shall have the meaning specified in Section 5.1(a).

“Stockholder” shall mean the individual and collective reference to PHMD, or its assignees.

“Term” shall mean the maximum term of this Agreement, being the period from the Effective Date and thereafter until the occurrence of a Termination Event. for so long as PHMD shall continue to own shares of Series A Preferred Stock, or that number of .

“Termination Event” shall mean the earliest to occur of:

(a)

the first date that the aggregate number of Merger Securities owned of record and beneficially by PHMD or any PHMD Transferee shall represent less fifteen (15%) percent of the total number of the Merger Securities; or

(b)

a Sale of Control of either (i) DSKX and all of its direct and indirect consolidated Subsidiaries, or (ii) the Acquired Companies; in each case, approved as a Major Decision (as such term is defined in Section 3.2).

“Transfer Restriction” shall have the meaning given to it in Section 4.1.

Section 1.3

Effective Date.  This Agreement shall be deemed to have become effective and constitute a legal and binding agreement of the Parties hereto as of the Effective Date of this Agreement.

ARTICLE II
Ownership of Securities and Voting

Section 2.1

Ownership of DSKX Series A Preferred Stock and Merger Shares.  As at the Effective Date, unless otherwise provided in this Agreement, all of the issued and outstanding Merger Shares shall be wholly owned as of record and beneficially by PHMD, and PHMD shall be responsible for all securities law compliance with respect to such ownership, reporting and filing of applicable forms under the Exchange Act.

Section 2.2

Ownership of Acquired Companies Common Stock.  As at the Effective Date, unless otherwise provided in this Agreement, all of the issued and outstanding shares of Acquired Companies Common Stock shall be wholly owned as of record and beneficially by

DSKX or a Subsidiary of DSKX, at which point DSKX or Subsidiary of DSKX, as the case may be, shall be responsible for all securities law compliance with respect to such Acquired Companies Common Stock.

Section 2.3

Voting of Securities.

(a)

Throughout the Term of this Agreement, DSKX hereby covenants and agrees to vote its shares of Acquired Companies Common Stock, and take all actions necessary, to ensure that the Articles of Incorporation and By-Laws of the Acquired Companies do not, at any time, conflict with the provisions of this Agreement. In the event of a conflict, the terms and conditions of this Agreement shall govern.

(b)

Throughout the Term of this Agreement, PHMD hereby covenants and agrees to vote all of its Merger Shares, and take all actions necessary, to comply with the provisions of this Agreement.

ARTICLE III
Corporate Governance

Section 3.1

Board of Directors.

(a)

The management of each of DSKX and the Acquired Companies shall be managed by its and their Board of Directors.  The Chief Executive Officer of DSKX and each of the Acquired Companies shall report to the respective Board of Directors, and all other officers and employees of DSKX and its consolidated Subsidiaries, including all of the Acquired Companies, shall report to the Chief Executive Officer of DSKX.

(b)

Until such time as a Termination Event shall have occurred, the Board of Directors of each of DSKX and each of the Acquired Companies, shall consist of seven (7) members of which:

(i)

three (3) members, one (1) of whom shall be an Independent Director) and two (2) of whom shall be individuals who are members of senior management of DSKX shall be individuals designated by DSKX (the “DSKX Designees”) with it being agreed that Michael Pope is an Independent Director;

(ii)

three (3) members, three (3) of whom shall be an Independent Director, shall be individuals designated by PHMD (collectively, the “PHMD Designees”) with it being agreed that each of ___________, Dr. Dolev Rafaeli and Dennis M. McGrath are Independent Directors; and

(iii)

the Directors referred to in clauses (i) and (ii) above shall select and designate one (1) additional member of such boards of directors who shall also be an Independent Director and who shall be reasonably acceptable to PHMD.

(c)

In furtherance of the foregoing, until a Termination Event shall have occurred: (i) PHMD shall vote, at each regular or special meeting of stockholders of DSKX called in whole or in part for the election of directors, all of its DSKX Merger Shares, including all DSKX Earn-Out Shares and DSKX Make-Whole Shares, if any, in FAVOR of the election of the PHMD Designees to the DSKX Board of Directors, and (ii) all DSKX Designees on the DSKX Board of Directors shall recommend to the DSKX stockholders at each such regular or special meeting, to elect the PHMD Designees to the Board of Directors of DSKX;

(d)

Any modification to increase or decrease the number of members of the Board of Directors of DSKX or the respective Acquired Companies shall be subject to the provisions of Section 3.2 below.

(e)

On the Closing Date, Dr. Dolev Rafaeli, Dennis McGrath and __________ shall be elected as a member of each of the Board of Directors, as the initial PHMD Designees, and Daniel Khesin, Renee Barch-Niles and Michael Pope shall be the initial DSKX Designees.  DSKX and PHMD shall take all actions necessary to elect, approve and appoint, the PHMD Designees and DSKX Designees described above to be appointed as members of each of the Board of Directors as of the Effective Date.

(f)

In the event of the death, resignation, removal or termination of any one or more PHMD Designee or DSKX Designee, any replacement of such PHMD Designee shall be determined and designated solely by PHMD or (in the event of a dividend or distribution of the Merger Securities by PHMD to its stockholders, as contemplated hereby) the holders of a majority of the Merger Shares, voting as a separate class.  Any one or more PHMD Designee may be removed at any time by PHMD or by the holders of a majority of the Merger Shares, voting as a separate class; provided, that any individual replacing one or more of the PHMD Designees shall be subject to the provisions of clauses (i) and (iii) of Section 3.1(b) above.

(g)

During the Term of this Agreement, each PHMD Designee shall have the right to attend meetings of each of the committees of the Board of Directors, and shall receive the same notice of meetings as provided to the other members of such Board of Directors and all committees thereof and shall be provided with copies of all materials provided to the other members of such Board of Directors and all committees thereof.

(h)

Subject at all times to the vote or written consent of the holders of a majority of the issued and outstanding voting capital stock of DSKX, in the event of the death, resignation, removal or termination of any one or more DSKX Designee, any replacement of such DSKX Designee shall be determined and designated solely by the vote or written consent of a majority of the remaining DSKX Designees. Any one or more DSKX Designee may be removed at any time by a majority of the DSKX Designees on the Board of Directors; provided, that any individual replacing one of the DSKX Designees who is an Independent Director shall be subject to the provisions of clause (ii) of Section 3.1(b) above.

(i)

Each of the Board of Directors shall meet at least once per fiscal year; provided, that the Board of Directors of DSKX or the Acquired Companies may meet more frequently as may be required in order to consider matters covered by Section 3.2 of this Agreement.

(j)

Until such time as a Termination Event shall have occurred, each committee of the Board of Directors of each of DSKX and each of the Acquired Companies shall have at least one DSKX Designee and one PHMD Designee as its member.

Section 3.2

Certain Material Decisions.  Notwithstanding anything in this Agreement, the Articles of Incorporation or the By-Laws or the organizational documents of the Acquired Companies to the contrary, before undertaking any of the following actions on behalf of any one or more of DSXK, the Radiancy Group or Photo-Tech, as applicable (each a “Material Decision”), either (i) a minimum of all DSKX Designees and two (2) of the PHMD Designees on such Board of Directors shall have consented in advance and in writing to such Material Decision, or (ii) such Material Decision shall have been approved at a duly called meeting of such Board of Directors at which not less than five (5) members of such Board of Directors are present, which shall include at least two (2) of the PHMD Designees who shall have consented to such Material Decision (each, a “Required Consent”). The following Material Decisions shall require the Required Consent:

(a)

Material Indebtedness.  Except for indebtedness, all or part of the proceeds of which shall be used to either repay or reduce the DSKX Note or finance the redemption of any then outstanding shares of DSKX Series A Preferred Stock on any Redemption Date (each, an “Approved Financing”), incurring any indebtedness, individually or in the aggregate (i) on behalf of DSKX in excess of $5,000,000, or (ii) on behalf of all of the Acquired Companies in excess of $2,500,000, whether evidenced by notes, debentures, mortgages or leases required to be capitalized under GAAP.

(b)

Liens.  Except for security interests, mortgages, pledges, liens, hypothecation, assignments or other encumbrances (collectively, “Liens”) incurred in connection with an Approved Financing, incurring or obtaining placement of any Liens on the assets and properties of DSKX or the Acquired Companies.

(c)

Material Securities Issuances.  Issuing of any Common Stock or Common Stock Equivalents that would result in an issuance of Common Stock or Common Stock Equivalents that could reasonably be expected to have a potential dilutive or impairment effect on the value of the Merger Securities;

(d)

Sale of Control.  In the event, and only in the event, that the aggregate number of Merger Shares owned of record and beneficially by PHMD or any PHMD Transferee shall represent not less fifteen (15%) percent of the DSKX Fully-Diluted Common Stock, entering into any commitment, for or consummating any Sale of Control of, either (i) DSKX and its consolidated Subsidiaries, or (ii) all of the Acquired Companies;

(e)

Material Acquisitions.

  Entering into any commitment for, or consummating any acquisition, whether by merger, stock purchase, asset purchase, consolidation or like business combination, of the securities, assets or business divisions of any Person or entity, in exchange for consideration (whether cash and/or securities) having a value in excess of $5,000,000;

(f)

Amending Transaction Documents.  Amending or modifying any material provision of the Merger Agreements or any Exhibits thereto, including this Agreement.

(g)

Liquidation.  Undertaking any liquidation, dissolution or winding-up of the affairs of either or both of DSKX or the Acquired Companies.

(h)

Organization Documents.  Making any amendment, supplement, alteration to, restatement or repeal of, including by waiver or consent, any provision of the Certificates or Articles of Incorporation, Bylaws of the any of the Acquired Companies.

ARTICLE IV
Transfers of the Merger Securities

Section 4.1

Restrictions on Transfer.  Except as expressly permitted either (a) by the Registration Rights Agreement, (b) by written consent of the Board of Directors of DSKX as a Material Decision contemplated by Section 3.2 of this Agreement, or (c) by Section 4.2 of this Agreement (each a “Permitted Transfer”), PHMD hereby agrees that it will not offer, sell, transfer, assign or otherwise dispose of, or make any exchange, gift, assignment or pledge of (collectively, a “Transfer”) any of the Merger Securities for a period commencing on the Effective Date of this Agreement and ending five (5) years from the Effective Date (the “Restricted Period”).  Thereafter, PHMD may Transfer its DSKX Common Stock to any Person.  PHMD hereby further agrees that it will not, directly or indirectly, Transfer any of its Merger Securities, except as permitted under the Securities Act and other applicable securities laws.

Section 4.2

Permitted Transfers.  The provisions of Section 4.1 shall not apply to any of the following:

(a)

by Transfer of all or any portion of the Merger Securities retained by PHMD to its stockholders; provided, however, that if PHMD so elects to distribute or dividend to its stockholders any or all of such Merger Securities, it hereby agrees to limit such distribution or dividend on each one or more occasions it is made to PHMD stockholders to covenants that shall restrict such PHMD stockholders from selling or offering to sell to the public more than eight and one-third percent (8-1/3%) of their Merger Securities as of the date hereof every ninety (90) days (the “90-Day Limit”);

(b)

by offering or selling to the public the Merger Securities pursuant to Section 4.5 not more than the 90-Day Limit;

(c)

a Sale of Control of DSKX approved as a Material Decision in accordance with Section 3.2 of this Agreement; or

(d)

subject to the compliance with all of the other provisions of this Agreement (including Article V below), the waiver of the Transfer Restrictions in Section 4.1 by the DSKX Board of Directors;

provided, however, that with respect to clauses (a) and (b) above, if a Registration Default Event (as defined in the Registration Rights Agreement) has occurred and is continuing to occur, PHMD and its stockholders, as applicable, may offer or sell to the public the pro rata portion of the 90-Day Limit it would have otherwise been permitted to sell during such Registration Default Period over the following six (6) months in addition to the regular 90-Day Limit permitted pursuant to clauses (a) and (b).

Section 4.3

Endorsement of Certificates.

(a)

Upon the execution of this Agreement, in addition to any other legend which DSKX may deem advisable under the Securities Act and certain state securities laws, all certificates representing all of the Merger Securities shall be endorsed as follows:

THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED __________ __, 2016, AMONG DS HEALTHCARE GROUP, INC. PHOTOMEDEX,  INC., RADIANCY, INC. and PHOTOMEDEX TECHNOLOGIES, INC. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE OFFICE OF THE DS HEALTHCARE GROUP, INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT.

(b)

Except as otherwise expressly provided in this Agreement, all certificates representing shares of DSKX Merger Securities hereafter issued to or acquired by any of the Stockholder or their successors hereto shall bear the legends set forth above, and the shares of DSKX Common Stock represented by such certificates shall be subject to the applicable provisions of this Agreement.  The rights and obligations of each Party hereto shall inure to and be binding upon any Person to whom DSKX Merger Securities Stock is transferred pursuant to Section 4.2(a) hereto.  Prompt notice shall be given to the Company of any Transfer (whether or not to a Permitted Transfer) of any DSKX Merger Securities.

Section 4.4

Restricted Transfer.  Any attempt to Transfer or encumber any Merger Securities that is considered a Transfer in violation of the provisions set forth in Section 4.1 above (a “Restricted Transfer”) or not in accordance with this Agreement shall be deemed null and void and neither the Stockholder, DSKX nor any Transfer agent of such securities shall give any effect to such attempted Transfer or encumbrance in its stock records.

Section 4.5

Right to Purchase Merger Securities.  If and for so long as PHMD owns of record any Merger Securities and a Termination Event has not occurred, PHMD shall provide DSKX with not less than fifteen (15) Business Days prior written notice (the “Public Sale Notice”) on each occasion before offering to sell to the public any Merger Securities that it are permitted to sell under the Registration Rights Agreement (the “Offered Shares”).  DSKX or its designee shall have a right to purchase or arrange for its designee to purchase, in either case on or before the expiration of such fifteen (15) Business days, all or any portion of such Offered Shares at a price per share equal to the closing market price of DSKX’s Common Stock, as traded on any National Stock Exchange on each date that a Public Sale Notice is given (the

“Public Sale Notice Market Price”); provided, that if (a) DSKX or its designee do not timely elect to exercise such right or fail to timely purchase such Offered Shares, and (b) the closing market price of DSKX’s Common Stock at the expiration of any such fifteen (15) Business Day period shall be less than the Public Sale Market Price, DSKX shall indemnify and hold harmless PHMD from and against any short-fall and loss in value of such Offered Share.  Notwithstanding the foregoing, PHMD shall not have to comply with this Section 4.5 if it sells Merger Securities pursuant to a plan or arrangement (each, a “10b5-1 Plan”) in accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that it may not offer or sell to the public Merger Securities in an amount in excess of the 90-Day Limit subject to the proviso at the end of Section 4.2; provided, further, that PHMD shall notify DSKX in advance of its entry into a 10b5-1 Plan and shall comply with its applicable reporting obligations under the Exchange Act.

ARTICLE V
Information Rights

Section 5.1

Access to Information.  The Company and each of the Acquired Companies shall permit the Stockholder (and such persons as they may designate subject to the Company’s reasonable approval and the execution of a confidentiality agreement acceptable to the Company), to visit and inspect, during normal business hours and without disruption to the Company’s business, any of the properties of the Company or the Acquired Companies, examine its books (and take copies and extracts therefrom), and discuss the affairs, finances, and accounts of the Company or the Acquired Companies with the appropriate officers and employees, all at reasonable times and upon reasonable notice.  Each Stockholder agrees that he and his designees will keep confidential any confidential, proprietary, or secret information which such Stockholder may obtain from the Company or the Acquired Companies, unless such information is known to the public.

Section 5.2

Financial Information.  During the Term of this Agreement, the Company and each of the Acquired Companies shall provide to each Stockholder, as soon as available, but in any event within thirty-five (35) days after the end of the fiscal year of the Company and each of the Acquired Companies, copies of the combined balance sheets of the Acquired Companies as of the end of each fiscal year, and of the related combined statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form beginning with the fiscal year ending December 31, 2015, the respective combined figures as of the end of and for the previous fiscal year, and, in the case of such combined statements, accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall state that such combined financial statements present fairly the combined financial position of the Acquired Companies as at the dates indicated and their combined income and retained earnings and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for such changes with which the accountants shall concur) and that the examination by such accountants in connection with such combined financial statements has been made in accordance with generally accepted auditing standards.  In addition, the Company and the Acquired Companies shall make available to the Stockholder, all financial and operational information with respect to the Acquired Companies.  Copies of such financial information shall be provided within five (5) days of the request by the Stockholder.

ARTICLE VI
Miscellaneous

Section 6.1

Termination of Agreement.

(a)

This Agreement shall terminate and shall be of no further force or effect as to DSKX, the Acquired Companies and the Stockholder, as applicable, upon the occurrence of a Termination Event.

(b)

Notwithstanding anything to the contrary set forth in this Agreement, upon any permitted termination of this Agreement, whether by reason of a Termination Event or otherwise, each of the Stockholder, his heirs, executors or trustees shall continue to retain all of the record or beneficial ownership rights to the DSKX Common Stock then owned of record or beneficially by such Stockholder.

Section 6.2

Successors and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the Parties hereto.  The Stockholder may not assign any of its rights hereunder to any Person other than in a Transfer that has complied with the requirements of Article IV as provided therein in all respects.  If any Transferee of any Stockholder shall acquire any shares of DSKX Merger Securities, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

Section 6.3

Amendment and Modification; Waiver of Compliance; Conflicts.

(c)

This Agreement may be amended only by a written instrument duly executed by PHMD and DSKX and approved in the manner provided in Section 3.2. In the event of any conflict between the terms of this Agreement and the Articles or Certificate of Incorporation and By-Laws of DSKX or the Acquired Companies, this Agreement shall govern.

(d)

Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(e)

Notices.

Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile (with such facsimile confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, as set forth in the Merger Agreements; or, in each case, to such other address or facsimile number as such Party may designate in writing to the other Party or Parties  by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile, or five business days after being so mailed.

Section 6.4

Entire Agreement.  The provisions of this Agreement and the documents attached as exhibits hereto contain the entire agreement among the Parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the Parties hereto with regard to such subject matter.  Each Party hereto hereby acknowledges that any rights under any prior shareholders agreement are hereby waived and relinquished.

Section 6.5

Inspection.  For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Party at the principal executive offices of Radiancy.

Section 6.6

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.7

Governing Law.  This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, without giving effect to the provisions, policies or principles of those laws relating to choice or conflict of laws.

Section 6.8

LITIGATION.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT JURISDICTION AND VENUE WILL BE PROPER SOLELY IN THE STATE OF NEW YORK AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS.  EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.9

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

Section 6.10

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  If the requirements of this Agreement otherwise have been met, new holders of Radiancy Common Stock may become Parties to this Agreement by executing a counterpart to this Agreement.

Section 6.11

Acknowledgment.  The Parties acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by each Party, and expresses the will and intention of the Parties and agrees not to take any action to violate the purposes and provisions of this Agreement.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Stockholder Agreement to be duly executed as of the date first above written.

DS HEALTHCARE GROUP, INC.

By:
Name:	Renee Barch-Niles
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:
PHOTOMEDEX, INC. By:______________________________________ Name: Title: Chief Executive Officer

RADIANCY, INC.

By:______________________________________

Name:

Title:   Chief Executive Officer

PHOTOMEDEX TECHNOLOGIES, INC.

By:______________________________________

Name:

Title:   Chief Executive Officer